UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2026

GigCapital7 Corp.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42262	98-1790710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	GIGGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	GIG	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GIGGW	The Nasdaq Stock Market LLC

Item 3.03	Material Modification to Rights of Shareholders

As GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2026, in connection with the consummation of the transactions provided for by the Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, as amended, by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and Hadron Energy, Inc., a Delaware corporation (“Target”), pursuant to which, among other things and subject to the terms and conditions contained therein, GigCapital7 will domesticate from the Cayman Islands to Delaware (the “Domestication” and the domesticated GigCapital7, “Domesticated GigCapital7”), and Merger Sub will merge with and into Target (the “Business Combination”), with Target continuing as the surviving company, following which, Domesticated GigCapital7 will be renamed “Hadron Energy, Inc.” (“Hadron”), GigCapital7 announced its intent to proceed with the Domestication following the approval of the same by GigCapital7’s shareholders at its extraordinary general meeting of shareholders held on May 7, 2026 (the “Extraordinary Meeting”).

On May 8, 2026, GigCapital7 effectuated the Domestication by filing (i) a voluntary declaration pursuant to Section 206(3) of the Companies Act (revised) of the Acts of the Cayman Islands, (ii) a certificate of corporate domestication with the Secretary of State of the State of Delaware (the “DE SoS”), and (iii) an interim certificate of incorporation with the DE SoS (the “Domesticated GigCapital7 Charter”). Domesticated GigCapital7 also adopted bylaws (the “Domesticated GigCapital7 Bylaws” and together with the Domesticated GigCapital7 Charter, the “Domesticated GigCapital7 Governing Documents”) in connection with the Domestication.

At 4:15 p.m. Eastern Time on May 8, 2026 (the “Effective Time”):

•	GigCapital7’s domicile changed from the Cayman Islands to the State of Delaware;

•	the internal affairs of GigCapital7 ceased to be governed by the laws of the Cayman Islands and instead became governed by the laws of the State of Delaware; and

•	GigCapital7 ceased to be governed by its existing amended and restated memorandum and articles of association and instead became governed by the Domesticated GigCapital7 Governing Documents.

The Domestication did not result in any change in the business, jobs, management, board of directors, properties, location of any of GigCapital7’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Domestication). The Domestication did not adversely affect any of GigCapital7’s material contracts with any third parties, and GigCapital7’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of GigCapital7 after the Domestication.

At the Effective Time, (i) each outstanding Class A ordinary share (“Existing Class A Ordinary Shares”), par value $0.0001 per share of GigCapital7 immediately prior to the Domestication (“Pre-Domestication GigCapital7”) automatically converted into one outstanding share of common stock (“Domesticated Common Stock”), par value $0.0001 per share of Domesticated GigCapital7, (ii) each outstanding Class B ordinary share (“Existing Class B Ordinary Shares”), par value $0.0001 per share of Pre-Domestication GigCapital7 automatically converted into one outstanding share of Class B common stock (“Domesticated Class B Common Stock”), par value $0.0001 per share of Domesticated GigCapital7, (iii) each outstanding unit of Pre-Domestication GigCapital7 (the “Existing Units”) automatically converted into one unit of Domesticated GigCapital7 (the “Domesticated Units”) and (iv) each outstanding warrant (“Existing Warrants” and together with the Existing Class A Ordinary Shares, the Existing Class B Ordinary Shares and the Existing Units, the “Existing Securities”) of Pre-Domestication GigCapital7 automatically converted into one warrant of Domesticated GigCapital7 (“Domesticated Warrants” and together with the Domesticated Class A Common Stock, the Domesticated Class B Common Stock and the Domesticated Units, the “Domesticated Securities”).

Stockholders are not required to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding warrant or other right to acquire any, or any instrument to convert into or exchange for, or based on the value of, Existing Securities, as applicable, automatically became a warrant or other right to acquire any, or any instrument to convert into or exchange for, or based on the value of, the same amount of Domesticated Securities, as applicable, under the same terms and conditions. The Domesticated Common Stock continues to be traded on The Nasdaq Stock Market LLC under the symbol “GIG”.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To the extent required, the information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Incorporation of Domesticated GigCapital7, dated May 8, 2026.

3.2	Certificate of Domestication of Domesticated GigCapital7, dated May 8, 2026.

3.3	Bylaws of Domesticated GigCapital7, as effective May 8, 2026 (incorporated by reference to Exhibit to GigCapital7’s Registration Statement on Form S-4/A filed with the SEC on April 10, 2026 and included as Annex D to the proxy statement/prospectus included therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2026	GIGCAPITAL7 CORP.

	By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer